UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 1, 2008

US FARMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Rosecrans Street, Suite C San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 488-7775

Copies of Communications to:
Stoecklein Law Group
4695 MacArthur Court, 11th floor
Newport Beach, CA 92660
(949) 798-5541
Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2008, the Registrant executed a loan agreement with Centaur Farms of Southern California, Inc (“Centaur”), a California corporation.  In order to induce Centaur to purchase the promissory note, the Registrant executed a promissory note for the amount of $125,000 and executed a security agreement granting a security interest to Centaur of substantially all of the Registrant’s assets.  Pursuant to the loan agreement, the Registrant also agreed to issue to Centaur 500,000 (or 20,000 shares post-reverse split) shares of the Registrant’s common stock.  Additionally, the Registrant’s CEO, Mr. Yan Skwara agreed to pledge as security under the promissory note, twelve million, five hundred thousand (12,500,000) shares of Series C Convertible Preferred Stock.

Pursuant to the Secured Promissory Note, the Registrant agreed to repay the note of $125,000 from Centaur plus any unpaid accrued interest on September 1, 2008.  The Registrant agreed to pay interest at the rate of 20% per annum on the Principal Amount of $125,000.  In the event of default as defined by the Secured Promissory Note, Centaur may declare all outstanding obligations payable immediately due without demand or notice.

A copy of all of the executed agreements in connection with the loan by Centaur, (collectively the “Loan Documents”), is attached hereto as Exhibit 10.13.  Subsequent to the originally executed agreements non-material changes were made for cosmetic purposes, which those agreements are the ones filed as Exhibit 10.13.  However, the changes made to the filed agreements had no effect upon the rights and obligations of the parties involved from the originally executed agreements, which have been described in detail above.

Section 2 – Financial Information

Section 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

In conjunction with the loan agreement with Centaur described in Item 1.01 above, the Registrant has agreed to repay $125,000 plus any accrued interest to Centaur on September 1, 2008.  In the event the Registrant does not repay Centaur the agreed upon amount or in the event of default, as defined by the Secured Promissory Note, Centaur may accelerate the maturity of the loan.  Additionally, Centaur will be entitled to recover $50,000 in liquidated damages as well as all of its costs and expenses, including reasonable attorney’s fees, in connection with the enforcement of its rights pursuant to the Loan Documents.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On April 30, 2008, the Registrant’s Board of Directors approved the issuance of 13,000,000 shares of its Series C Convertible Preferred Stock to its’ Chief Executive Officer, Yan Skwara.  Mr. Skwara delivered his certificate representing 12,500,000 shares of Series C Convertible Preferred Stock into escrow and pledged as security for the Registrant’s promissory note with Centaur.

On May 1, 2008, the Registrant’s Board of Directors approved the issuance of 500,000 shares of its restricted common stock to Centaur Farms of Southern California, Inc. pursuant to the executed Loan Agreement.

The Registrant believes the issuance of the shares is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2).  The shares were issued directly by the Registrant and did not involve a public offering or general solicitation.  The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that he was capable of evaluating the merits and risks of his investment.

Item 3.03 Material Modifications to Rights of Security Holders

A one for twenty-five reverse split (the “Reverse Split”) of the Registrant’s common stock, par value $0.001 per share was approved on June 30, 2008.  The effective date of the reverse split was July 18, 2008.  The Reverse Split was approved by the Board of Directors without stockholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes.  The Registrant filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes with the Nevada Secretary of State.  A copy of the Certificate of Change is filed herewith as Exhibit 3(i)(f).

Upon filing of the Certificate of Change, the Registrant reduced the number of authorized shares of common stock at a ratio of one for twenty-five.  Therefore, holders of the Registrant’s common stock are deemed to hold one (1) post-split share of the Registrant’s common stock for every twenty-five (25) shares of the Registrant’s issued and outstanding common stock held immediately prior to the close of business on the effective date of July 18, 2008.  No fractional share of the Registrant’s common stock were issued in connection with the Reverse Split.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)        On May 19, 2008, the Registrant filed with the Nevada Secretary of State a Certificate of Designation of Series C Convertible Preferred Stock (“Series C Preferred Stock”) designating 13,000,000 shares of authorized preferred stock.  The Series C Preferred Stock had been authorized by the Board of Directors as a new series of preferred stock, which ranks above the Common Stockholders.  The holders of the outstanding Series C Preferred Stock shall not be entitled to receive dividends.

The Series C Preferred Stock does have conversion rights and at the option of the holder, the shares may be converted into that number of fully paid and non-assessable shares of common stock equal to the number of shares of Series C Preferred Stock being converted.  Upon submittal of a written notice to the Registrant or its transfer agent with the surrender of the certificates representing the shares, the Series C Preferred Stock may be converted

In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Series C Preferred Stock shall not be entitled to receive preference to any distribution of any of the assets of the Registrant to the holders of Common Stock or any other class or series of preferred stock.  Rather, the Series C Preferred Stock shall automatically be converted into common stock at the conversion rate.

Each share of the Series C Preferred Stock is entitled to one vote and is entitled to vote together with the Common Stock as a single class.

A copy of the Certificate of Designation and the Rights and Preferences of Series C Preferred Stock is attached hereto as Exhibit 4.8.

(b)        On July 8, 2008, the Registrant filed an Amendment to its’ Articles of Incorporation reflecting the reverse split that became effective on July 18, 2008, which reduced the authorized amount of authorized common stock to twenty million (20,000,000).  A copy of the Amendment is attached hereto as Exhibit 3(i)(g).

Upon the effective date of July 18, 2008, the Registrant’s quotation symbol on the Over-the-Counter Bulletin Board was changed from USFI to USFM.

Section 8 – Other Events

Item 8.01 Other Events

On June 10, 2008, the Registrant issued a press release announcing its intention to divest its produce business to focus on the aloe vera product and nursery sales.  A copy of the press release is attached hereto as Exhibit 99.1.

On June 17, 2008, the Registrant issued a press release announcing it signed a letter of intent to raise $3 million in private placement funding.  A copy of the press release is attached hereto as Exhibit 99.2.  Subsequently, on July 23, 2008, the Registrant announced the letter of intent signed to raise $3 million in private placement funding was terminated.

On June 24, 2008, the Registrant issued a press release announcing it will use BUGS Eco-Friendly products on aloe vera products.  A copy of the press release is attached hereto as Exhibit 99.3.

On July 17, 2008, the Registrant issued a press release announcing its new symbol as a result of the reverse split.  A copy of the press release is attached hereto as Exhibit 99.4.

On July 23, 2008, the Registrant issued a press release which contained a letter to its shareholders.  A copy is attached hereto as Exhibit 99.5.

On July 30, 2008, the Registrant issued a press release announcing it was showcasing at a San Francisco money show.  A copy is attached here as Exhibit 99.6.

Section 9 – Financial Statements and Exhibits

Item 9.01 EXHIBITS

Exhibit Number	Description
3(i)(f)	Certificate of Change
3(i)(g)	Amendment to Articles of Incorporation of US Farms, Inc.
4.8	Certificate of Designation of Series C Preferred Stock
10.13	Loan Agreement between US Farms, Inc and Centaur Farms of Southern California, Inc. dated May 1, 2008.
99.1	Press Release Announcing Intention to Divest its Produce Business to Focus on Aloe Vera Product and Nursery Sales, dated June 10, 2008.
99.2	Press Release Announcing Letter of Intent to Raise $3 Million in a Private Placement Funding, dated June 17, 2008.
99.3	Press Release Announcing it Will Use BUGS Eco-Friendly Products on Aloe Vera, dated June 24, 2008.
99.4	Press Release Announcing New Symbol and Reverse Split, dated July 17, 2008.
99.5	Press Release Announcing CEO Letter to Shareholders, dated July 23, 2008.
99.6	Press Release Announcing it is Showcasing at San Francisco Money Show, dated July 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Farms, Inc.

By: Yan K. Skwara
Date: August 8, 2008                                                   Yan K. Skwara, Chief Executive Officer